UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                      May 10, 2006

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Carnegie Center, Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code                                             609-452-4440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 10, 2006, the Board of Directors of Covance Inc. (“Covance” or the “Company”) adopted an amendment to the Restricted Unit Plan for Non-Employee Members of the Board of Directors of Covance Inc. (the “Plan”). Prior to the amendment the Plan provided that on every third anniversary of May 20, 2003, each non-employee Director who is a member of the Board on that date shall receive an Award of such number of hypothetical shares as is approved by the Board in advance of such date. The amendment provides that grants shall be made annually on May 20 of each year in such amount as the Board shall determine in advance of such date rather than every three years. The Board also determined that the 2006 grant to be made on May 20, 2006 shall be in the amount of 1,200 hypothetical shares. The prior grant under the Plan made in May 2003 was in the amount of 5,000 hypothetical shares.

The Amendment is filed as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1                     Amendment No.1 to the Restricted Unit Plan for Non-Employee Members of the Board of Directors of Covance Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date:	May 16, 2006	/s/ James W. Lovett
		Name:	James W. Lovett
		Title:	Corporate Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amendment No.1 to the Restricted Unit Plan for Non-Employee Members of the Board of Directors of Covance Inc.